As filed with the Securities and Exchange Commission on May 9, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CENTURY PROPERTIES FUND XVII, LP
(Exact name of Registrant as Specified in its Charter)

Delaware	94-2782037

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Beattie Place P.O. Box 1089 Greenville, South Carolina	29602

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates:
Securities to be registered pursuant to Section 12(g) of the Act:
Series A Units of Limited Partnership Interest
Series B Units of Limited Partnership Interest
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
          This Registration Statement relates to Series A Units of limited partnership interest and Series B Units of limited partnership interest, of Century Properties Fund XVII, LP, a Delaware limited partnership (the “Registrant”). A description of the securities to be registered hereunder is set forth under Item 3.03 of the Registrant’s Current Report on Form 8-K, dated May 9, 2011 (filed on May 9, 2011), and such description is incorporated herein by reference.
Item 2. Exhibits.

3.1	Certificate of Limited Partnership of Registrant, dated September 18, 2008.

3.2	Amendment to Certificate of Limited Partnership of Registrant, dated May 9, 2011 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated May 9, 2011 (filed on May 9, 2011)).

3.3	Amended and Restated Limited Partnership Agreement of Registrant, made as of November 12, 1981, and amended and restated to March 24, 1982 (incorporated herein by reference to Exhibit A to the Registrant’s prospectus dated March 24, 1982 and as thereafter supplemented contained in the Registrant’s Registration Statement on Form S-11 (Reg. No. 2-75411).

3.4	Amendment to Amended and Restated Limited Partnership Agreement of Registrant, dated May 14, 1982.

3.5	Amendment to Amended and Restated Limited Partnership Agreement of Registrant, dated June 29, 1982.

3.6	Amendment to Amended and Restated Limited Partnership Agreement of Registrant.

3.7	Amendment to Amended and Restated Limited Partnership Agreement of Registrant.

3.8	Amendment to Amended and Restated Limited Partnership Agreement of Registrant.

3.9	Amendment to the Amended and Restated Limited Partnership Agreement of Registrant, dated April 12, 2005.

3.10	Amendment to Amended and Restated Limited Partnership Agreement of Registrant, dated September 18, 2008 (incorporated herein by reference to Exhibit 3.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 (filed on November 14, 2008)).

3.11	Amendment to Amended and Restated Limited Partnership Agreement of Registrant, dated May 9, 2011 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, dated May 9, 2011 (filed on May 9, 2011)).

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CENTURY PROPERTIES FUND XVII, LP

By:	FOX PARTNERS, General Partner

	By:	FOX CAPITAL MANAGEMENT CORPORATION, Managing General Partner

By:	/s/ Trent A. Johnson
	Name:	Trent A. Johnson
	Title:	Vice President and Assistant General Counsel

Date: May 9, 2011

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Limited Partnership of Registrant, dated September 18, 2008.

3.2	Amendment to Certificate of Limited Partnership of Registrant, dated May 9, 2011 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated May 9, 2011 (filed on May 9, 2011)).

3.3	Amended and Restated Limited Partnership Agreement of Registrant, made as of November 12, 1981, and amended and restated to March 24, 1982 (incorporated herein by reference to Exhibit A to the Registrant’s prospectus dated March 24, 1982 and as thereafter supplemented contained in the Registrant’s Registration Statement on Form S-11 (Reg. No. 2-75411).

3.4	Amendment to Amended and Restated Limited Partnership Agreement of Registrant, dated May 14, 1982.

3.5	Amendment to Amended and Restated Limited Partnership Agreement of Registrant, dated June 19, 1982.

3.6	Amendment to Amended and Restated Limited Partnership Agreement of Registrant.

3.7	Amendment to Amended and Restated Limited Partnership Agreement of Registrant.

3.8	Amendment to Amended and Restated Limited Partnership Agreement of Registrant.

3.9	Amendment to the Amended and Restated Limited Partnership Agreement of Registrant, dated April 12, 2005.

3.10	Amendment to Amended and Restated Limited Partnership Agreement of Registrant, dated September 18, 2008 (incorporated herein by reference to Exhibit 3.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 (filed on November 14, 2008)).

3.11	Amendment to Amended and Restated Limited Partnership Agreement of Registrant, dated May 9, 2011 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, dated May 9, 2011 (filed on May 9, 2011)).

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